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                                                                     EXHIBIT 4.2

                                                                  EXECUTION COPY

                           BARRIER THERAPEUTICS, INC.

                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

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                                TABLE OF CONTENTS

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ARTICLE 1             GENERAL...................................................................................     1
         1.1      Certain Definitions...........................................................................     1
ARTICLE 2             REGISTRATION..............................................................................     4
         2.1      Demand Registration...........................................................................     4
         2.2      Piggyback Registrations.......................................................................     6
         2.3      Form S-3 Registration.........................................................................     6
         2.4      Initial Public Offering.......................................................................     8
         2.5      Expenses of Registration......................................................................     8
         2.6      Obligations of the Company....................................................................     8
         2.7      Furnishing Information........................................................................    11
         2.8      Indemnification...............................................................................    11
         2.9      Assignment of Registration Rights.............................................................    13
         2.10     Amendment of Registration Rights..............................................................    13
         2.11     Limitation on Subsequent Registration Rights..................................................    14
         2.12     "Market Stand-Off" Agreement; Agreement to Furnish Information................................    14
         2.13     Rule 144 Reporting............................................................................    15
         2.14     Termination of Registration Rights............................................................    15
ARTICLE 3             COVENANTS.................................................................................    15
         3.1      Basic Financial Information and Reporting.....................................................    15
         3.2      Inspection Rights.............................................................................    16
         3.3      Confidentiality of Records....................................................................    17
         3.4      Directors' Liability and Indemnification......................................................    17
         3.5      Indemnification...............................................................................    17
         3.6      Termination of Covenants......................................................................    17
ARTICLE 4             PREEMPTIVE RIGHT OF PURCHASE..............................................................    18
         4.1      Subsequent Offerings..........................................................................    18
         4.2      Exercise of Preemptive Rights.................................................................    18
         4.3      Issuance of Equity Securities to Other Persons................................................    19
         4.4      Termination and Waiver of Preemptive Right....................................................    19
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                                       i

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                                TABLE OF CONTENTS
                                   (continued)

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         4.5      Assignment of Preemptive Rights...............................................................    19
         4.6      Excluded Securities...........................................................................    19
ARTICLE 5             MISCELLANEOUS.............................................................................    20
         5.1      Governing Law.................................................................................    20
         5.2      Jurisdiction..................................................................................    20
         5.3      Survival......................................................................................    20
         5.4      Successors and Assigns........................................................................    20
         5.5      Entire Agreement..............................................................................    21
         5.6      Severability..................................................................................    21
         5.7      Amendment and Waiver..........................................................................    21
         5.8      Delays or Omissions...........................................................................    21
         5.9      Notices.......................................................................................    22
         5.10     Headings......................................................................................    22
         5.11     Counterparts..................................................................................    22
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                                       ii

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                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                  This AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the "Agreement") is entered into as of this 23 day of October, 2003, by and among Barrier Therapeutics, Inc., a Delaware corporation (the "Company"), and the Investors listed on Exhibit A hereto (collectively, the "Investors," and each as "Investor").

                                    RECITALS

                  WHEREAS, the Company, the holders (the "Series A Investors") of the Company's Series A Convertible Preferred Stock (the "Series A Preferred Stock") and the holders (the "Series B Investors") of the Company's Series B Convertible Preferred Stock (the "Series B Preferred Stock") have entered into that certain Investor Rights Agreement dated as of May 7, 2002 (the "Original Investor Rights Agreement"), pursuant to which the Company has granted registration rights and certain other rights to the Series A Investors and the Series B Investors;

                  WHEREAS, pursuant to that certain Series C Securities Acquisition Agreement of even date herewith (the "Series C Securities Acquisition Agreement") between the Company and the Purchasers identified therein (the "Series C Investors"), the Series C Investors are purchasing shares of the Company's Series C Convertible Preferred Stock (the "Series C Preferred Stock");

                  WHEREAS, in order to induce the Series C Investors to purchase the Series C Preferred Stock, the Company, the Series A Investors and the Series B Investors have agreed to amend and restate the Original Investor Rights Agreement in its entirety to grant registration rights and certain other rights to the Series A Investors, Series B Investors and Series C Investors as herein provided; and

                  WHEREAS, this Agreement amends and restates in its entirety the Original Investor Rights Agreement.

                  NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth herein, the parties mutually agree as follows:

                                    ARTICLE 1

                                     GENERAL

         1.1 Certain Definitions. As used in this Agreement the following terms shall have the following meanings:

                  "Affiliate", as applied to any individual or entity, shall mean an individual or entity directly or indirectly (through one or more intermediaries) controlling, controlled by or under common control with the first individual or entity. As applied to an individual, "Affiliate" shall include any member of such individual's immediate family or any trust for the benefit of such family member or individual and as applied to any entity, "Affiliate" shall include any subsidiary, parent, member, limited partner, general partner, entity under common control of such general partner or its members, partners or stockholders.

                  "Amended Certificate" means the Company's Amended and Restated Certificate of Incorporation.

                  "Common Stock" means the Company's authorized common stock with $0.0001 par value per share.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor Federal statute in effect, and the rules and regulations of the SEC promulgated thereunder, all as the same may from time to time be in effect.

                  "Form S-3" means such form promulgated under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                  "Holder" means any Person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.10 hereof.

                  "Initial Public Offering" means the Company's first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

                  "Other Shares" shall mean at any time those shares of Common Stock which do not constitute Primary Shares or Registrable Securities.

                  "Person" shall be construed in the broadest sense and means and includes a natural person, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and any other entity and any federal, state, municipal, foreign or other government, governmental department, commission, board, bureau, agency or instrumentality, or any private or public court or tribunal.

                  "Primary Shares" shall mean, at any time, the authorized but unissued shares of Common Stock or Common Stock held by the Company in its treasury.

                  "Qualified Public Offering" means an underwritten public offering on a firm commitment basis pursuant to an effective registration statement filed pursuant to the Securities Act (other than on Form S-4 or S-8 or any successor forms thereto) covering the offer and sale of Common Stock for the account of the Company in which the aggregate net proceeds to the Company are at least $50,000,000 (calculated after deducting underwriters' commissions and other offering expenses) and in which the price per share equals or exceeds $7.80 (such price subject to equitable adjustment in the event of any stock split, stock dividend, combination, reorganization, reclassification or other similar event; provided that the Common Stock is listed for trading on either the New York Stock Exchange or the Nasdaq National Market).

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                  "Register," "registered," and "registration" refer to a
registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

                  "Registrable Securities" means (a) Common Stock issued or issuable upon conversion of the Shares; (b) any other Common Stock held, or hereafter acquired, by the Investors or issuable to the Investors pursuant to options, warrants or convertible securities; and (c) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a Person to the public pursuant to a registration statement which has been declared effective, or Rule 144 or sold in a private transaction in which the transferor's rights under Article II of this Agreement are not assigned, in each case where the restrictive legends and transfer registrations with respect to the Common Stock are removed and the Common Stock in the hands of the purchaser is freely transferable without any restriction or registration under the Securities Act in any public or private transaction.

                  "Registrable Securities then outstanding" shall be the number of shares determined by calculating the total number of shares of Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

                  "Registration Expenses" mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees (including all expenses incident to listing the Registrable Securities on a national securities exchange), printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of the Stockholders' Counsel (as defined in Section 2.6(i)) (which shall not exceed $50,000), blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company); provided, that no fees or disbursements of the JJDC Counsel (as defined in Section 2.6(i)) shall be paid by the Company.

                  "Rule 144" shall mean Rule 144 promulgated under the Securities Act or any successor rule thereto.

                  "Sale Of The Company" means (i) the sale of all or substantially all of the Company's assets in one transaction or a series of transactions, (ii) the sale or transfer of the outstanding capital stock of the Company, or (iii) the merger or consolidation of the Company with or into another Person or entity, in each case in clauses (ii) and (iii) above under circumstances in which the holders of a majority in voting power of the outstanding capital stock of the Company, immediately prior to such transaction, own less than a majority in voting power of the outstanding capital stock of the Company or the surviving or resulting corporation or acquirer, as the case may be, immediately following such transaction. A sale (or multiple related sales) of one or more Subsidiaries of the Company (whether by way of merger, consolidation, reorganization or sale of all or substantially all assets or securities) which constitutes all or

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substantially all of the consolidated assets of the Company shall be deemed a
Sale Of The Company.

                  "SEC" or "Commission" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended or any successor Federal statute and the rules and regulations of the Commission promulgated thereunder, all as the same may be in effect from time to time.

                  "Selling Expenses" mean all underwriting discounts and selling commissions applicable to the sale.

                  "Shares" mean shares of the Company's Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock held, or hereafter acquired, by the Investors and their permitted assigns.

                  "Stockholders Agreement" means the Company's Amended and Restated Stockholders Agreement dated the date hereof.

                                   ARTICLE 2

                                  REGISTRATION

         2.1      Demand Registration.

                  (a) Subject to the conditions of this Section 2.1, if the Company receives a request from the Holders of at least fifty percent (50%) of the Registrable Securities then outstanding (the "Initiating Holders") that the Company register shares with an aggregate offering price of at least $5,000,000, then the Company shall, within fifteen (15) days after the receipt thereof, give written notice of such request to all non-Initiating Holders. A non-Initiating Holder must notify the Company within thirty (30) days of receipt of such written notice if such non-Initiating Holder so desires to have its Registrable Securities registered. The Company will use best efforts to effect, as soon as practicable, the registration of all Registrable Securities that the Holders (both Initiating Holders and non-Initiating Holders) request to be registered.

                  (b) If the Initiating Holders intend to distribute the Registrable Securities by means of an underwriting, they shall so advise the Company as a part of their demand pursuant to this Section 2.1 and the Company shall include such information in the notice referred to in Section 2.2(a). In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon participation in such underwriting. The underwriter or underwriters for such offering shall be a nationally recognized underwriter or underwriters selected by the Holders owning a majority of the Registrable Securities requested to be included in such offering and reasonably acceptable to the Company and such underwriter or underwriters shall enter into a reasonable and customary underwriting agreement with the Company. Notwithstanding any other provision of this Section 2.1, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all participating Holders, and the number of shares that may be included in the underwriting and registration shall be

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allocated pro rata among the participating Holders in accordance with the number of Registrable Securities held by such Holders; provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless and until all other securities to be sold by the Company and any Persons that are not Holders are first entirely excluded from the underwriting and registration.

                  (c) The Company shall not be required to effect a registration pursuant to this Section 2.1:

                           (i)      prior to the earlier of (A) the fifth
anniversary of the Closing Date (as defined in the Series C Securities Acquisition Agreement) and (B) six months following the effective date of the registration statement pertaining to the Initial Public Offering;

                           (ii)     after the Company has effected two
registrations pursuant to this Section 2.1, and such registrations have been declared or ordered effective and maintained effective for (A) one hundred twenty (120) days beyond the effective date or (B) until all shares so registered have been sold, whichever period is longer (provided, however, that such two registrations shall not include any registration pursuant to this
Section 2.1 in which the number of Registrable Securities registered is reduced by more than twenty percent (20%) of the number of Registrable Securities that the Holders requested to be registered);

                           (iii)    during the period starting with the date of
filing of and ending on the date ninety (90) days following the effective date of a registration statement pertaining to any underwritten public offering made pursuant to this Section 2.1 or in which the Holders were given the opportunity to participate pursuant to Section 2.2 for not less than thirty percent (30%) of the amount of the offering; provided that each registration statement was declared or ordered effective and maintained effective for (A) one hundred twenty (120) days beyond the effective date or (B) until all shares so registered have been sold, whichever period is longer;

                           (iv)     if within ten (10) days of receipt of a
written request from the Initiating Holders pursuant to Section 2.1(a) the Company shall furnish to the Initiating Holders a certificate signed by an officer of the Company stating either (A) that in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time or (B) the Company intends to make its Initial Public Offering within sixty (60) days of the date such request was received from the Initiating Holders, the Company shall have the right to defer such filing for a period of not more than sixty
(60) days after receipt of the request of the Initiating Holders; provided, that, such right to delay a request shall be exercised by the Company not more than twice in any twelve (12) month period; provided, further, that the Company shall not disclose any information that could be deemed material non-public information of the Company to any of the Initiating Holders during such delayed period; and

                           (v)      if the Initiating Holders propose to dispose
of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.3 below.

                  (d) A requested registration under this Section 2.1 may be rescinded prior to such registration being declared effective by the Commission by written notice to the Company from the Initiating Holder; provided, however, that such rescinded registration shall not count as a registration initiated pursuant to this Section 2.1 if the Company shall have been reimbursed (pro rata by the Initiating Holders or in such other proportion as they may agree) for all out-of-pocket expenses incurred by the Company in connection with such rescinded registration; provided further, however, that such Initiating Holders shall not be required to reimburse the Company if such rescission shall have been caused by, or made in response to, the material adverse effect of an event on the business, prospects, properties, condition (financial or otherwise) or operations of the Company.

         2.2 Piggyback Registrations. If the Company at any time proposes for any reason to register Primary Shares or Other Shares under the Securities Act (other than (a) a rights offering, (b) a registration on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto, or (c) in connection with the Company's Initial Public Offering), the Company shall notify all Holders at least thirty (30) days prior to the filing of any registration statement and will afford each Holder an opportunity to include in such registration statement all or part of the Registrable Securities held by such Holder on the same terms and conditions as the other shares participating in the underwriting. Each Holder desiring to include Registrable Securities in any such registration statement shall notify the Company within twenty (20) days after delivery of the notice from the Company. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company, all upon the terms and conditions set forth herein.

                  (a) Underwriting. If the registration statement under which the Company gives notice under this Section 2.2 is for an underwritten offering, the Company shall so advise the Holders. In such event, the right of any Holder to be included in a registration pursuant to this Section 2.2 shall be conditioned upon the Holder's participation in the underwriting. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated as follows, first, the Primary Shares being registered by the Company, second, the Registrable Securities requested to be included in such registration by the Holders pro rata based on the total number of Registrable Securities held by such Holders, and third, the Other Shares requested to be registered by any other stockholder of the Company on a pro rata basis based on the total number of shares held by such Persons. No such reduction shall reduce the amount of securities of the selling Holders included in the registration below thirty percent (30%) of the total amount of securities included in such registration.

                  (b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.1 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.4 hereof.

                  (c) Inclusion of Common Holders. No stockholder of the Company who is not a Holder shall be granted piggyback registration rights that would reduce the number of shares that could be included by the Holders without the consent of Holders owning at least two-thirds (2/3) of the Registrable Securities.

         2.3      Form S-3 Registration.

                  (a) If the Company shall receive from any Holder or Holders a request that the Company effect a registration on Form S-3 or any similar short-form registration statement with respect to all or a part of the Registrable Securities, the Company shall:

                           (i)      promptly give notice of the proposed
registration, and any related qualification or compliance, to all other Holders and shall offer to include in such proposed registration any Registrable Securities requested to be included in such proposed registration by such Holders who respond in writing to the Company's notice within 30 days after delivery of such notice (which response shall specify the number of Registrable Securities proposed to be included in such registration); and

                           (ii)     promptly effect such registration and all
such qualifications and compliances as would permit or facilitate the sale and distribution of the Registrable Securities specified in such request, together with the Registrable Securities of any other Holder or Holders joining in such request by notice to the Company given within thirty (30) days after receipt of such notice from the Company.

                  (b) Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to effect any registration, qualification or compliance pursuant to this Section 2.3:

                           (i)      if Form S-3 is not available for such
offering by the Holders;

                           (ii)     if the Holders, together with the holders of
any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000;

                           (iii)    if the Company shall furnish to the Holders
a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than thirty (30) days after receipt of the request of the Holder or Holders under this Section 2.3; provided, that such right to delay a request shall be exercised by the Company not more than twice in any twelve (12) month period;

                           (iv)     if the Company has, within the twelve (12)
month period preceding the date of such request, already effected three (3) registrations on Form S-3 for the Holders pursuant to this Section 2.3; or

                           (v)      in any particular jurisdiction in which the
Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance where it would not otherwise be required so to do.

                  (c) Registrations effected pursuant to this Section 2.3 shall not be counted as demands for registration or registrations effected pursuant to Section 2.1. If the initiating Holders intend to distribute Registrable Securities pursuant to an underwriting, they shall so advise the Company in the demand pursuant to Section 2.1(a).

                  (d) After the Company's Initial Public Offering, the Company will use commercially reasonable efforts to qualify for the registration of its shares of Common Stock on Form S-3.

         2.4 Initial Public Offering. In connection with the Initial Public Offering, the Company shall grant the Series A Investors, Series B Investors and Series C Investors a right to purchase five percent (5%) of the shares (the "IPO Shares") of Common Stock being offered in such public offering; provided, however, that the Company shall not grant such right to an Investor if (i) with respect to the Series C Investors only, the Initial Public Offering occurs prior to the first anniversary of the date hereof or (ii) compliance with the provisions of this Section 2.4 would violate Section 5 of the Securities Act. Any shares offered and sold to Investors under this Section 2.4 shall be offered to the Investors (with Investors permitted to reallocate all or any portion of their respective IPO Shares to Affiliates) pro-rata based upon the number of shares of Common Stock (on an as converted basis) held by each Investor divided by the total number of shares of Common Stock held by all Investors. Shares not accepted by an Investor or its Affiliates shall not be reallocated among those Investors electing to purchase IPO Shares. In the event that an Investor is not permitted to purchase IPO Shares as a result of the restrictions contained in clause (i) or (ii) above, the Company shall sell to such Investor who is a "qualified institutional buyer" (as such term is defined in Rule 144A promulgated under the Securities Act) and to such Investor who is subject to Regulation S (promulgated under the Securities Act) a number of shares of Common Stock equal to its pro rata portion of IPO Shares at the same gross purchase price as the IPO Shares. Nothing in this Section 2.4 shall limit any Investor or any Affiliate of any Investor from purchasing shares of Common Stock in the Initial Public Offering that are not IPO Shares.

         2.5 Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration under Section 2.1, Section 2.2 or Section 2.3 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the Persons selling the securities in proportion to the number of securities sold by such seller or sellers.

         2.6 Obligations of the Company. Whenever required to register any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                  (a) Use commercially reasonable efforts to prepare and file with the SEC a registration statement with respect to such Registrable Securities and to cause such registration statement to become effective, and, upon the request of the selling Holders of a majority of the

Registrable Securities registered thereunder, keep such registration statement effective for up to 120 days for a registration pursuant to Section 2.1 and for up to 180 days for a registration pursuant to Section 2.3 or, if earlier, until the Holder or Holders have completed the distribution related thereto;

                  (b) Use its reasonable best efforts to prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the applicable period set forth in paragraph (a) above and to cause such amendments and supplements to become and remain effective;

                  (c) Furnish to the Holders and each underwriter such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities;

                  (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders and register such securities with or obtain the approval of such other governmental authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions where it would not otherwise be required so to do but for this subparagraph;

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering;

                  (f) Notify on a timely basis each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and promptly file such amendments and supplements as may be necessary so that, as thereafter delivered to such Holders, such prospectus shall not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and use its best efforts to cause each such amendment and supplement to become and remain effective;

                  (g) Use its best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an

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underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters;

                  (h) Make available for inspection by the Holders, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such Holder or underwriter (collectively, the "Inspectors"), all pertinent financial, business and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information (together with the Records, the "Information") reasonably requested by any such Inspector in connection with such Registration Statement (and any of the Information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (A) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the registration statement, (B) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (C) such Information has been made generally available to the public, and (D) the seller of Registrable Securities agrees that it will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential);

                  (i) At least five business days before filing any registration statement that registers such Registrable Securities, a prospectus relating thereto and any amendments or supplements relating to such registration statement or prospectus, furnish to (A) a single counsel (who may be in-house counsel to an Investor) (the "Stockholders' Counsel") designated by the holders of a majority of the Registrable Securities being sold and (B) a single counsel (the "JJDC Counsel"), designated by Johnson & Johnson Development Corporation ("JJDC") copies of all such documents proposed to be filed, which shall be subject to reasonable approval of the Stockholders' Counsel and, with respect to any sections thereof that reference or relate to the intellectual property, products or businesses of, or otherwise relate to, JJDC or any of its affiliates, the reasonable approval of the JJDC Counsel (it being understood that such five-business-day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to such counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);

                  (j) Notify the Stockholders' Counsel and the JJDC Counsel promptly in writing (i) of any comments by the Commission with respect to such registration statement or prospectus or any amendment or supplement thereto, or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation of any proceedings for that purpose and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

                  (k) provide a transfer agent and registrar (which may be the same entity and which may be the Company) for such Registrable Securities;

                  (l) list such Registrable Securities on any national securities exchange on which the Common Stock is listed or, if the Common Stock is not listed on a national securities exchange, use its best efforts to qualify such Registrable Securities for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc. the "NASD"), National Market System ("NMS"), or such other national securities exchange as the holders of a majority of such Registrable Securities shall request included in such registration; and

                  (m) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its stockholders, as soon as reasonably practicable, earnings statements which need not be audited covering a period of 12 months beginning within three months after the effective date of the registration statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act.

         2.7 Furnishing Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.1, 2.2 or 2.3 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be reasonably required to effect the registration of their Registrable Securities.

         2.8 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.1, 2.2 or 2.3:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder and the partners, officers, directors, stockholders, employees and agents of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or any document incident to the registration or qualification of any Registrable Securities, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay as incurred to each such Holder, partner, officer, director, stockholder, employee, agent, underwriter or controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, employee, agent, director, stockholder, underwriter or controlling Person of such Holder.

                  (b) To the extent permitted by law, each Holder will (severally and not jointly), if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers, employees, agents and each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors, officers or stockholders or any Person who controls such Holder, against any losses, claims, damages or liabilities to which the Company or any such Person may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will pay as incurred any legal or other expenses reasonably incurred by the Company or any such Person in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.8(b) exceed the net proceeds from the offering actually received by such Holder.

                  (c) Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and generally summarize such action and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8. Notwithstanding the foregoing, if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are in addition to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity provided in this Section 2.8, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the fees and expenses of any one lead counsel (plus appropriate special and local counsel) retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 2.8.

                  (d)      If the indemnification provided for in this Section
2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall the maximum liability in respect of any contribution by a Holder pursuant to this Section 2.8(d) exceed the net proceeds from the offering actually received by such Holder. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  (e)      The obligations of the Company and Holders under this
Section 2.8 shall survive the transfer of any Registrable Securities or the completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

         2.9 Assignment of Registration Rights. The right to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities which
(a) is a subsidiary, parent, general partner, limited partner, retired partner, member, retired member or affiliate of a Holder, (b) is a Holder's spouse or lineal descendant or trust for the benefit of an individual Holder or his or her spouse or lineal descendant, (c) acquires at least 50,000 Registrable Securities (as adjusted for stock splits and combinations) from such Holder, or (d) acquires Registrable Securities from such Holder without consideration; provided, that (i) the transferor shall, within twenty (20) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement as evidenced by such transferee's execution and delivery of an appropriate counterpart signature page or joinder hereto.

         2.10     Amendment of Registration Rights. Any provision of this
Article 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of two-thirds (2/3) of the Registrable Securities then outstanding; provided, however, that any such amendment, modification, or waiver that would adversely affect the rights hereunder of an Investor, in its capacity as an Investor, without similarly affecting the rights hereunder of all Investors of such class, in their capacities as Investors of such class, shall not be effective as to such Investor without its prior written consent. Any amendment or waiver effected in accordance with this Section 2.10 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Article 2, Holders hereby agree to be bound by the provisions hereunder.

         2.11 Limitation on Subsequent Registration Rights. After the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least two-thirds (2/3) of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights on parity with or senior to those granted to the Holders hereunder or which rights could be reasonably expected to conflict with the rights granted to the Holders hereunder.

         2.12 "Market Stand-Off" Agreement; Agreement to Furnish Information. Each Holder hereby agrees that such Holder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed ninety (90) days or, in the case of the Initial Public Offering, one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act (the "Lock-up"); provided that:

                  (a) such agreement shall apply only to a secondary public offering in which such Holder is participating or to the Initial Public Offering;

                  (b) with respect to the Initial Public Offering, all (A) officers and directors of the Company and (B) all stockholders of the Company that own at least one-half percent (0.5%) of the Company's Common Stock (on an as converted basis) enter into similar agreements and with respect to a secondary public offering, all (X) officers and directors of the Company and (Y) Holders selling shares in such offering enter into similar agreements; provided, that if all such Persons are not subject to the Lock-up, the shares of Common Stock that are subject to the Lock-up shall first be shares of Common Stock and then shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (allocated amongst the Company's stockholders on a pro rata basis); and

                  (c) any amendment or modification that benefits any stockholder or any termination, in either case with regard to the terms of any Lock-up to which any stockholder of the Company is subject, shall similarly affect the rights of all Holders.

         Each Holder participating in the applicable registration agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder participating in the applicable registration shall provide, as soon as practicable after receipt of such request, such information as may be reasonably required by the Company or such representative in connection with the completion of any public offering of the Company's securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 2.12 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said ninety
(90) day or one-hundred eighty (180) day period.

         2.13 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

                  (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

                  (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

                  (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

         2.14 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Article 2 after such time as all such Holder's Registrable Securities may be sold in a single sale without regard to any volume limitations pursuant to Rule 144.

                                    ARTICLE 3

                                    COVENANTS

         3.1      Basic Financial Information and Reporting.

                  (a) The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

                  (b) Within one hundred twenty (120) days after the end of each fiscal year of the Company, the Company will furnish to each Investor a consolidated balance sheet of the Company and its subsidiaries as of the end of such year, and consolidated statements of income and cash flows of the Company and its subsidiaries for the year then ended prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year and the figures from the most recent budget approved by the Board of Directors, all in reasonable detail. Such financial statements shall be accompanied by an audit report and opinion thereon by independent public accountants of national standing selected by the Board of Directors.

                  (c) The Company will furnish each Investor, at least thirty (30) days prior to the beginning of each fiscal year thereafter, an annual budget and operating plans for such fiscal year approved by the Board of Directors (and as soon as available, any subsequent revisions thereto); (ii) within thirty (30) days after the end of each fiscal quarter, a consolidated balance sheet of the Company and its subsidiaries as of the end of each such fiscal quarter and consolidated statements of income and cash flows of the Company and its subsidiaries for the period then ended and for the current fiscal year to date, and summaries of bookings and backlog prepared in accordance with generally accepted accounting principles consistently applied, excluding footnotes and year-end adjustments, including a narrative discussion and analysis of the results of operations and financial condition of the Company; and (iii) within thirty (30) days after the end of each month, a consolidated balance sheet of the Company and its subsidiaries as of the end of such month, and consolidated statements of income and cash flows of the Company and its subsidiaries as for the month then ended prepared in accordance with generally accepted accounting principles consistently applied, excluding footnotes and year-end adjustments, including a narrative discussion and analysis of the results of operations and financial condition of the Company.

                  (d) In addition, the Company shall promptly (in any event, not later than the date of release of such information to the public generally) provide or make available to each Investor other customary information and materials, including, without limitation, reports of adverse developments, management letters to accountants, communications with stockholders or directors, communications with accountants or the financial community, governmental agencies and authorities, and all filings by the Company or its officers, directors and representatives with the Commission or any other securities exchange. The Company shall also promptly notify the Investors of any litigation or governmental proceeding or investigation pending (or, to the best knowledge of the Company, threatened) against the Company or against any officer, director, key employee, or principal shareholder of the Company, that materially adversely affects (or if adversely determined, could materially adversely affect) its present or proposed business, prospects, properties, assets or condition (financial or otherwise) taken as a whole.

         3.2 Inspection Rights. Each Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested to its satisfaction all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.2 to provide information to a competitor of the Company or information which it deems in good faith to be a trade secret or proprietary.

         3.3 Confidentiality of Records. Each Investor, on behalf of itself and its managers, directors, officers, board observer designees, employees, asset manager and agents (collectively, the "Investor Parties") agrees for a period of one year after the date hereof to hold in strict confidence any information received from the Company and its agents of concerning the business and affairs of the Company (the "Confidential Material") and to use such Confidential Information solely for the purpose of evaluating and managing, including the disposition of all or a portion of, such Investor's investment in the Company. Each Investor further agrees that it will only make available to its managers, directors, officers, employees, asset manager and representatives (including legal and accounting representatives) and, in the case of a potential disposition of all or a portion of such Investor's investment in the Company, any potential transferees such Confidential Information as is reasonably necessary for such Person or Persons to evaluate and manage the investment. Anything to the contrary contained herein notwithstanding, any Investor Party shall be permitted to disclose any Confidential Information as may be required by law or regulation or to comply with the requirements of (or to receive approvals from) any applicable governmental agency. Such Investor may otherwise disclose Confidential Information with the prior consent of the Chief Executive Officer of the Company. Notwithstanding the foregoing, "Confidential Information" shall not include any information which: (i) is or becomes available to the public other than as a result of a disclosure by such Investor;
(ii) was known to the Investor on a nonconfidential basis prior to its disclosure to the Investor by the Company; (iii) becomes available to such Investor on a nonconfidential basis from a source other than the Company or its agents, provided that such source is not known by such Investor to be bound by a confidentiality agreement with the Company; or (iv) is independently developed by such Investor at any time, which development can be substantiated by competent proof.

         3.4 Directors' Liability and Indemnification. The Amended and Restated Certificate of Incorporation of the Company (the "Amended Certificate") shall at all times provide (a) for elimination of the liability of director to the maximum extent permitted by law and (b) for indemnification of directors for acts on behalf of the Company to the maximum extent permitted by law. In addition, the Company shall enter into and use its best efforts to at all times maintain indemnification contracts with each of its directors to indemnify such directors to the maximum extent permissible under Delaware law. The Company also will maintain in effect, directors' and officers' insurance with policy limits of at least $1,000,000 per director and officer, in form and substance satisfactory to the Board of Directors (including a majority of the Preferred Directors (as such term is defined in the Stockholders Agreement)).

         3.5 Indemnification. The Company will indemnify members of the Board of Directors to the broadest extent permitted by applicable law and will indemnify the Investors for any claims brought against the Investors by any third party (including any other stockholder of the Company) as a result of this financing.

         3.6 Termination of Covenants. All covenants of the Company contained in Article III of this Agreement (with the exception of Section 3.4 and 3.5) shall expire and terminate as to the Investors upon the earlier of (i) the effective date of the registration statement pertaining to the Initial Public Offering or (ii) a Sale of the Company.

                                   ARTICLE 4

                          PREEMPTIVE RIGHT OF PURCHASE

         4.1 Subsequent Offerings. Each Investor shall have a right to purchase its Pro Rata portion of Equity Securities, each as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.6 hereof. The term "Equity Securities" shall mean (i) any Common Stock or Preferred Stock of the Company, (ii) any security convertible, with or without consideration, into any Common Stock or Preferred Stock (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock or Preferred Stock or (iv) any such warrant or right. The term "Pro Rata" means the quotient determined by dividing the number of shares of Common Stock held by each Investor (assuming conversion of all Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock) by the total number of shares of Common Stock outstanding, including shares of Common Stock issuable upon exercise of convertible securities.

         4.2 Exercise of Preemptive Rights. If the Company proposes to issue any Equity Securities, it shall give each Investor notice of its intention, describing the Equity Securities and the price and the terms and conditions upon which the Company proposes to issue the same. Each Investor shall have ten (10) business days from the its receipt of such notice to agree to purchase the Equity Securities being issued, for the price and upon the terms and conditions specified in the notice by giving notice to the Company and stating therein the quantity of Equity Securities it agrees to purchase. The Company shall promptly, and in no event later than five (5) days after the expiration of the ten (10) business day notice period, inform each Investor that elects to purchase all the shares available to it (the "Fully-Exercising Investor") in writing of any other Investor's failure to do likewise. During the five (5) business day period commencing after receipt of such information from the Company, each Fully-Exercising Investor shall be entitled to obtain up to that portion of the Equity Securities not subscribed for by the other Investors which is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock then held, by all Fully-Exercising Investors who wish to purchase some of the unsubscribed shares. The Fully-Exercising Investors shall provide written notice to the Company if it so desires to obtain any portion of the shares not subscribed for by the other Investors and to which such Fully-Exercising Investor is entitled. The purchase of any equity securities by any Investor shall be completed on a business day occurring not sooner than ten (10) business days after expiration of the fifteen
(15) business days offer period described above.

         4.3 Issuance of Equity Securities to Other Persons. If the Investors fail to exercise in full the preemptive rights, the Company shall have sixty (60) days thereafter to sell any Equity Securities not purchased by Investors pursuant to this Article 4 to any other Person(s), at a price and upon the terms and conditions materially no more favorable to the purchasers thereof than were offered to the Investors pursuant to Section 4.2 hereof.

         4.4 Termination and Waiver of Preemptive Right. The preemptive right established by this Section 4 shall not apply to, and shall terminate upon the earlier of (a) the effective date of the registration statement pertaining to a Qualified Public Offering or (b) the Sale of the Company. The provisions of this Article 4 may be amended or waived only by the agreement of the Company and of the Investors holding two-thirds (2/3) of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (or Common Stock issued upon conversion thereof), voting as a single class.

         4.5 Assignment of Preemptive Rights. Each Investor may assign its right to purchase equity securities under this Article 4 in whole or in part to one or more of the following: any subsidiary, parent, general partner, limited partner, retired partner, member, retired member, general partner of a general partner, or affiliate of such Investor, who shall agree to be bound by this Agreement in connection with such purchase.

         4.6 Excluded Securities. The preemptive rights of first refusal established by this Article 4 shall have no application to any of the following Equity Securities:

                  (a)      any Common Stock issued in a Qualified Public
Offering;

                  (b) the issuance of any Common Stock as a dividend or other distribution on outstanding shares of Common Stock, a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock or a combination or reverse split of outstanding shares of Common Stock into a smaller number of shares of Common Stock;

                  (c) any Common Stock issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock;

                  (d) any Common Stock issued upon the exercise of any warrants or options outstanding as of the date hereof;

                  (e) any Common Stock issued in connection with bona fide acquisitions of another Person or business unit thereof approved by the Board of Directors;

                  (f) any Common Stock issued after the date hereof in connection with any equipment leasing arrangement from a bank or similar financial institution, bank financing or other similar transaction primarily of a non-equity financing nature, which in any case is approved by the Board of Directors, provided, that, such issuances in the aggregate do not exceed 1,000,000 shares; and

                  (g) up to 3,075,000 shares of Common Stock, or the grant of options exercisable therefor, to directors, officers, employees and consultants of the Company or any subsidiary pursuant to any qualified or non-qualified stock option plan or agreement, stock purchase plan or agreement, stock restriction agreement, employee stock ownership plan (ESOP), consulting agreement, or such other options, issuances, arrangements, agreements or plans intended principally as a means of providing compensation for employment or services and approved by the Board of Directors.

                                   ARTICLE 5

                                 MISCELLANEOUS

         5.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware, without applying conflicts of law principles.

         5.2 Jurisdiction. The parties hereto agree that any suit, action or proceeding instituted against one or more of them with respect to this Agreement (including any exhibits hereto) may be brought in any federal or state court located in the State of New York. The parties hereto, by the execution and delivery of this Agreement, irrevocably waive any obligation or any right of immunity on the ground of venue, the convenience of the forum or the jurisdiction of such courts, or from the execution of judgments resulting therefrom, and the parties hereto irrevocably accept and submit to the jurisdiction of the aforesaid courts in any suit, action or proceeding and consent to the service of process by certified mail at the respective address of the Company set forth on the signature pages hereof and of the Investors set forth on Exhibit A or such other address as such party shall have designated in writing to the other parties hereto.

         EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

         5.3 Survival. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Investor and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

         5.4 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each Person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the Person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

         5.5 Entire Agreement. This Agreement, the Series C Securities Acquisition Agreement and the Exhibits thereto and the Stockholders Agreement and the other documents delivered pursuant hereto embodies the entire agreement and understanding between the parties hereto with respect to the understanding and agreement between the parties with regard to the subjects hereof and supersedes all prior agreements and understandings relating to such subject matter.

         5.6 Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in case any provision of the Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal, or unenforceable, such provision, as to such jurisdiction, shall be ineffective, without affecting the validity, legality, and enforceability of the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         5.7      Amendment and Waiver.

                  (a)      Except as otherwise expressly provided, including in
Section 2.10 and Section 4.4 above, this Agreement may be amended or modified only upon the consent of the Company and the holders of a majority of the Registrable Securities; provided, however, that any such amendment, modification, or waiver that would adversely affect the rights hereunder of any Investor, in its capacity as an Investor, without similarly affecting the rights hereunder of all Investors of such class, in their capacities as Investors of such class, shall not be effective as to such Investor without its prior written consent.

                  (b) Except as otherwise expressly provided, the obligations of the Company under this Agreement may be waived only with the consent of the holders of a majority of the Registrable Securities.

         5.8 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

         5.9 Notices. All notices and consents required or permitted hereunder must be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile upon receipt, (c) three business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the respective address of the Company set forth on the signature pages hereof and of the Investors set forth on Exhibit A or at such other address as such party may designate in writing to the other parties hereto.

         5.10 Headings. The headings of the sections, subsections, and paragraphs of this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement.

         5.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                            [SIGNATURE PAGES FOLLOW]

                  IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights Agreement as of the date first above written.

                               COMPANY:

                               BARRIER THERAPEUTICS, INC.

                               By:   ___________________________________________
                                     Geert Cauwenbergh
                                     Chief Executive Officer

                               Address: 600 College Road East
                                        Suite 3200
                                        Princeton, NJ  08540

                               INVESTOR:

                               MPM BIOVENTURES III, L.P.

                               By: MPM BioVentures III GP, L.P.,
                                     its General Partner

                               By: MPM BioVentures III LLC, its General Partner

                               By: _____________________________________________
                               Name:
                               Title: Series A Member

                               MPM BIOVENTURES III-QP, L.P.

                               By: MPM BioVentures III GP, L.P.,
                                     its General Partner

                               By: MPM BioVentures III LLC, its General Partner

                               By: _____________________________________________
                               Name:
                               Title: Series A Member

                               MPM BIOVENTURES III Parallel Fund, L.P.

                               By: MPM BioVentures III GP, L.P.,
                                     its General Partner

                               By: MPM BioVentures III LLC, its General Partner

                               By: _____________________________________________
                               Name:
                               Title: Series A Member

       [SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

                               MPM BIOVENTURES III GMBH & CO.
                               BETEILIGUNGS KG

                               By: MPM BioVentures III GP, L.P., in its capacity
                                     as the Managing Limited Partner

                               By: MPM BioVentures III LLC, its General Partner

                               By: _____________________________________________
                               Name:
                               Title: Series A Member

                               MPM ASSET MANAGEMENT INVESTORS 2003 BVIII LLC

                               By: _____________________________________________
                               Name:
                               Title: Manager

                               MPM BIOEQUITIES FUND GMBH & CO. KG

                               By: MPM BioEquities GP, L.P., in its capacity
                                   as the Managing Limited Partner

                               By: MPM BioEquities GP LLC,
                                   its General Partner

                               By: _____________________________________________
                                   Robert W. Liptak
                                   Manager

                               MPM BIOEQUITIES MASTER FUND, LP

                               By: MPM BioEquities GP, L.P.,
                                   its General Partner

                               By: MPM BioEquities GP LLC,
                                   its General Partner

                               By: _____________________________________________
                                   Robert W. Liptak
                                   Manager

       [SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

                               J.P. MORGAN PARTNERS (BHCA), L.P.

                               By: JPMP Master Fund Manager, L.P.,
                                   its general partner

                               By: JPMP Capital Corp.,
                                   its general partner

                               By: _____________________________________________
                                   Name:
                                   Title:

                               J.P. MORGAN PARTNERS global
                               investors, L.P.

                               By: JPMP Global Investors, L.P.,
                                   its general partner

                               By: JPMP Capital Corp.,
                                   its general partner

                               By: _____________________________________________
                                   Name:
                                   Title:

                               J.P. MORGAN PARTNERS GLOBAL
                               INVESTORS (CAYMAN), L.P.

                               By: JPMP Global Investors, L.P.,
                                   its general partner

                               By: JPMP Capital Corp.,
                                   its general partner

                               By: _____________________________________________
                                   Name:
                                   Title:

       [SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

                               J.P. MORGAN PARTNERS GLOBAL INVESTORS A, L.P.

                               By: JPMP Global Investors, L.P.,
                                   its general partner

                               By: JPMP Capital Corp.,
                                   its general partner

                               By: _____________________________________________
                                   Name:
                                   Title:

                               J.P. MORGAN PARTNERS GLOBAL
                               INVESTORS (CAYMAN) II, L.P.

                               By: JPMP Global Investors, L.P.,
                                   its general partner

                               By: JPMP Capital Corp.,
                                   its general partner

                               By: _____________________________________________
                                   Name:
                                   Title:

       [SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

                               TL VENTURES V L.P.

                               By: TL Ventures V Management L.P.,
                                   its general partner

                               By: TL Ventures V LLC,
                                   its manager

                               By: _____________________________________________
                                   Name:
                                   Title:

                               TL VENTURES V INTERFUND L.P.

                               By: TL Ventures V LLC,
                                   its general partner

                               By: _____________________________________________
                                   Name:
                                   Title:

       [SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

                               KBC PRIVATE EQUITY FUND BIOTECH NV

                               By: _____________________________________________
                                   Name:
                                   Title:

                               KBC EQUITY FUND NV

                               By: _____________________________________________
                                   Name:
                                   Title:

                               KBC EQUITY FUND BIOTECHNOLOGY

                               By: _____________________________________________
                                   Name:
                                   Title:

                               KBC EQUITY FUND PHARMA

                               By: _____________________________________________
                                   Name:
                                   Title:

       [SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

                               PERSEUS-SOROS BIOPHARMACEUTICAL
                               FUND, LP

                               By: Perseus-Soros Partners, LLC, Its General
                               Partner

                               By: SFM Participation, L.P., Its Managing Member

                               By: SFM AH, LLC, Its General Partner

                               By: Soros Private Funds Management LLC, Its
                               Managing Member

                               _________________________________________________
                               By:
                               Title: Attorney-in-Fact

       [SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

                               BAKER/TISCH INVESTMENTS, L.P.

                               By: Baker/Tisch Capital, L.P.,
                                   its general partner

                               By: Baker/Tisch Capital (GP), LLC,
                                   its general partner

                               By: _____________________________________________
                                   Felix Baker
                                   Managing Member

                               BAKER BROS. INVESTMENTS, L.P.

                               By: Baker Bros. Capital, L.P.,
                                   its general partner

                               By: Baker Bros. Capital (GP), LLC,
                                   its general partner

                               By: _____________________________________________
                                   Felix Baker
                                   Managing Member

                               BAKER BROS. INVESTMENTS II, L.P.

                               By: Baker Bros. Capital, L.P.,
                                   its general partner

                               By: Baker Bros. Capital (GP), LLC,
                                   its general partner

                               By: _____________________________________________
                                   Felix Baker
                                   Managing Member

       [SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

                               BAKER BIOTECH FUND I, L.P.

                               By: Baker Biotech Capital, L.P.,
                                   its general partner

                               By: Baker Biotech Capital (GP), LLC,
                                   its general partner

                               By: _____________________________________________
                                   Felix Baker
                                   Managing Member

                               BAKER BIOTECH FUND II, L.P.

                               By: Baker Biotech Capital II, L.P.,
                                   its general partner

                               By: Baker Biotech Capital II (GP), LLC,
                                   is general partner

                               By: _____________________________________________
                                   Felix Baker
                                   Managing Member

       [SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

                               JOHNSON & JOHNSON DEVELOPMENT CORPORATION

                               By: _____________________________________________
                                   Ting Pau Oei
                                   Vice President

                               JANSSEN PHARMACEUTICA PRODUCTS, L.P.

                               By: Janssen Pharmaceutica Inc.,
                                   its general partner

                               By: _____________________________________________
                                   Name:
                                   Title:

                               JOHNSON & JOHNSON CONSUMER COMPANIES, INC.

                               By: _____________________________________________
                                   Name:
                                   Title:

       [SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

                                                                       EXHIBIT A

                                LIST OF INVESTORS

MPM BioVentures III, L.P.
MPM BioVentures III-QP, L.P.
MPM BioVentures III Parallel Fund, L.P.
MPM BioVentures III GMBH & Co. BETEILIGUNGS KG
MPM Asset Management Investors 2003 BVIII LLC
MPM BioEquities Fund GMBH & Co. KG, and
MPM BioEquities Master Fund, LP

Address:

                  111 Huntington Avenue
                  31st Floor
                  Boston, MA 02199
                  Facsimile:  617.425.9200
                  Attention:  William Greene

              with a copy to:

                  Cooley Godward LLP
                  Five Palo Alto Square
                  3000 El Camino Real
                  Palo Alto, CA 94306-2155
                  Facsimile: 650.849.7400
                  Attention: James Kitch

J.P. Morgan Partners (BHCA), L.P.
Address:
                  1221 Avenue of the Americas
                  New York, NY  10020
                  Facsimile: (212) 899-3401
                  Attention: Official Notices Clerk
                  (fbo Srinivas Akkaraju)

              with a copy to:

                  O'Melveny & Myers LLP
                  30 Rockefeller Plaza
                  New York, NY  10112
                  Facsimile: (212) 728-5950
                  Attention: Phillip Isom, Esq.

J.P. Morgan Partners Global Investors, L.P.
Address:
                  1221 Avenue of the Americas
                  New York, NY  10020
                  Facsimile: (212) 899-3401
                  Attention: Official Notices Clerk
                  (fbo Srinivas Akkaraju)

              with a copy to:

                  O'Melveny & Myers LLP
                  30 Rockefeller Plaza
                  New York, NY  10112
                  Facsimile: (212) 728-5950
                  Attention: Phillip Isom, Esq.

J.P. Morgan Partners Global Investors (Cayman), L.P.
Address:
                  1221 Avenue of the Americas
                  New York, NY  10020
                  Facsimile: (212) 899-3401
                  Attention: Official Notices Clerk
                  (fbo Srinivas Akkaraju)

         with a copy to:

                  O'Melveny & Myers LLP
                  30 Rockefeller Plaza
                  New York, NY  10112
                  Facsimile: (212) 728-5950
                  Attention: Phillip Isom, Esq.

J.P. Morgan Partners Global Investors A, L.P.
Address:
                  1221 Avenue of the Americas
                  New York, NY  10020
                  Facsimile: (212) 899-3401
                  Attention: Official Notices Clerk
                  (fbo Srinivas Akkaraju)

         with a copy to:

                  O'Melveny & Myers LLP
                  30 Rockefeller Plaza
                  New York, NY  10112
                  Facsimile: (212) 728-5950
                  Attention: Phillip Isom, Esq.

J.P. Morgan Partners Global Investors (Cayman) II, L.P.
Address:
                  1221 Avenue of the Americas
                  New York, NY  10020
                  Facsimile: (212) 899-3401
                  Attention: Official Notices Clerk
                  (fbo Srinivas Akkaraju)

         with a copy to:

                  O'Melveny & Myers LLP
                  30 Rockefeller Plaza
                  New York, NY  10112
                  Facsimile: (212) 728-5950
                  Attention: Phillip Isom, Esq.

TL Ventures V L.P.
Address:
                  700 Building
                  435 Devon Park Drive
                  Wayne, PA  19087
                  Facsimile: (610) 975-9330
                  Attention: Devang V. Kantesaria

         with a copy to:

                  Dechert
                  Princeton Pike Corporate Center
                  997 Lenox Drive
                  Building 3, Suite 210
                  Lawrenceville, NJ 08648
                  Facsimile: (609) 620-3259
                  Attention: James J. Marino, Esq.

TL Ventures V Interfund L.P.
Address:
                  700 Building
                  435 Devon Park Drive
                  Wayne, PA  19087
                  Facsimile: (610) 975-9330
                  Attention: Devang V. Kantesaria

         with a copy to:

                  Dechert
                  Princeton Pike Corporate Center
                  997 Lenox Drive
                  Building 3, Suite 210
                  Lawrenceville, NJ 08648
                  Facsimile: (609) 620-3259
                  Attention: James J. Marino, Esq.

KBC Private Equity Fund Biotech NV
Address:          ALA
                  Havenlaan 2
                  1080 Brussels
                  BELGIUM
                  Facsimile: 32 2 429 59 29
                  Attention: Jo Vander Stuyft, Secretary of the Board

              with a copy to:

                  KBC Private Equity Fund Biotech NV
                  Havenlaan 12
                  1080 Brussels
                  BELGIUM
                  Facsimile:  32 2 429 05 25
                  Attention: Ruth Devenyns, Attorney in fact

KBC Equity Fund NV
Address:          ALA
                  Havenlaan 2
                  1080 Brussels
                  BELGIUM
                  Facsimile: 32 2 429 59 29
                  Attention: Jo Vander Stuyft, Legal Adviser

              with a copy to:

                  KBC Equity Fund NV
                  Havenlaan 12
                  1080 Brussels
                  BELGIUM
                  Facsimile: 32 2 429 05 25
                  Attention: Ruth Devenyns, Attorney in fact

KBC Equity Fund Biotechnology
Address:          ALA
                  Havenlaan 2
                  1080 Brussels
                  BELGIUM
                  Facsimile: 32 2 429 59 29
                  Attention: Jo Vander Stuyft, Legal Adviser

              with a copy to:

                  KBC Equity Fund Biotechnology
                  Havenlaan 12
                  1080 Brussels
                  BELGIUM
                  Facsimile: 32 2 429 05 25
                  Attention: Ruth Devenyns, Attorney in fact

KBC Equity Fund Pharma
Address:          ALA
                  Havenlaan 2
                  1080 Brussels
                  BELGIUM
                  Facsimile: 32 2 429 59 29
                  Attention: Jo Vander Stuyft, Legal Adviser

              with a copy to:

                  KBC Equity Fund Pharma
                  Havenlaan 12
                  1080 Brussels
                  BELGIUM
                  Facsimile: 32 2 429 05 25
                  Attention: Ruth Devenyns, Attorney in fact

Perseus-Soros Biopharmaceutical Fund, L.P.
Address:          888 Seventh Avenue, 29th Floor
                  New York, NY 10106
                  Facsimile: (212) 651-6379
                  Attention: Dr. Andrew Schiff

              with a copy to:

                  Perseus-Soros Biopharmaceutical Fund, L.P.
                  c/o Soros Fund Management LLC
                  888 Seventh Avenue, 31st Floor
                  New York, NY 10106
                  Attention: Richard D. Holahan, Jr., Esq.

                  and

                  Paul, Weiss, Rifkind, Wharton & Garrison, LLP
                  1285 Avenue of the Americas
                  New York, NY 10019-6064
                  Facsimile: (212) 757-3990
                  Attention: Bruce A. Gutenplan, Esq.

Baker/Tisch Investments, L.P.
Address:          655 Madison Avenue, 19th Floor
                  New York, New York 10021
                  Facsimile: (212) 521-2245
                  Attention: Felix Baker

              with a copy to:

                  Baker Brothers Investments
                  655 Madison Avenue, 19th Floor
                  New York, New York 10021
                  Facsimile: (212) 521-2245
                  Attention: Leo Kirby

Baker Bros. Investments, L.P.
Address:          655 Madison Avenue, 19th Floor
                  New York, New York 10021
                  Facsimile: (212) 521-2245
                  Attention: Felix Baker

              with a copy to:

                  Baker Brothers Investments
                  655 Madison Avenue, 19th Floor
                  New York, New York 10021
                  Facsimile: (212) 521-2245
                  Attention: Leo Kirby

Baker Bros. Investments II, L.P.
Address:          655 Madison Avenue, 19th Floor
                  New York, New York 10021
                  Facsimile: (212) 521-2245
                  Attention: Felix Baker

              with a copy to:

                  Baker Brothers Investments
                  655 Madison Avenue, 19th Floor
                  New York, New York 10021
                  Facsimile: (212) 521-2245
                  Attention: Leo Kirby

Baker Biotech Fund I, L.P.

Address:          655 Madison Avenue, 19th Floor
                  New York, New York 10021
                  Facsimile: (212) 521-2245
                  Attention: Felix Baker

              with a copy to:

                  Baker Brothers Investments
                  655 Madison Avenue, 19th Floor
                  New York, New York 10021
                  Facsimile: (212) 521-2245
                  Attention: Leo Kirby

Baker Biotech Fund II, L.P.
Address:          655 Madison Avenue, 19th Floor
                  New York, New York 10021
                  Facsimile: (212) 521-2245
                  Attention: Felix Baker

              with a copy to:

                  Baker Brothers Investments
                  655 Madison Avenue, 19th Floor
                  New York, New York 10021
                  Facsimile: (212) 521-2245
                  Attention: Leo Kirby

Johnson & Johnson Consumer Companies, Inc.
Address:          c/o Johnson & Johnson Development Corporation
                  1 Johnson & Johnson Plaza
                  New Brunswick, NJ 08933
                  Facsimile: (732) 247-5309
                  Attention: Ting Pau Oei

              with a copy to:

                  Johnson & Johnson Law Department
                  1 Johnson & Johnson Plaza
                  New Brunswick, NJ 08933
                  Facsimile: (732) 524-2788
                  Attention: Sheldon Hirt

Janssen Pharmaceutica Products, L.P.
Address:          c/o Johnson & Johnson Development Corporation
                  1 Johnson & Johnson Plaza
                  New Brunswick, NJ 08933
                  Facsimile: (732) 247-5309
                  Attention: Ting Pau Oei

              with a copy to:

                  Johnson & Johnson Law Department
                  1 Johnson & Johnson Plaza
                  New Brunswick, NJ 08933
                  Facsimile: (732) 524-2788
                  Attention: Sheldon Hirt

Johnson & Johnson Development Corporation
Address:          1 Johnson & Johnson Plaza
                  New Brunswick, NJ 08933
                  Facsimile: (732) 247-5309
                  Attention: Ting Pau Oei

              with a copy to:

                  Johnson & Johnson Law Department
                  1 Johnson & Johnson Plaza
                  New Brunswick, NJ 08933
                  Facsimile: (732) 524-2788
                  Attention: Sheldon Hirt